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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         BAY APARTMENT COMMUNITIES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


               Maryland                                  77-0404318
               --------                                  ----------
(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

4340 Stevens Creek Boulevard, Suite 275
         San Jose, California                             95129
----------------------------------------                 --------
(Address of principal executive offices)                (Zip Code)


If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon             securities and is to become
filing pursuant to General                   effective simultaneously with the
Instruction A(c)(1) please check             effectiveness of a concurrent
the following box. [ ]                       registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.[ ]


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Class                                 Name of Each Exchange on
   to be so Registered                           which Class is to be Registered
   -------------------                           -------------------------------

8.50% Series C Cumulative Redeemable             New York Stock Exchange
Preferred Stock, par value $.01 per share        Pacific Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                          -----------------------------
                                (title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered
        -------------------------------------------------------

     A description of the 8.50% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), of Bay Apartment Communities, Inc. (the "Company") shall be contained in a subsequently filed Rule 424(b)(5) Prospectus Supplement, which supplements the Prospectus contained in the Company's Registration Statement on Form S-3, as amended
(File No. 333-15875), which became effective on March 13, 1997. Such
Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2. Exhibits
        --------

     The securities described herein are to be registered on the New York Stock Exchange and the Pacific Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with Part I to the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange and the Pacific Exchange:

          (1) Form of Articles Supplementary of the Company relating to the Series C Cumulative Redeemable Preferred Stock of the Company.

          (2) Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3(i) to Form 8-B of the Company dated June 8, 1995.)

          (3) Articles Supplementary of the Company relating to the Series A Preferred Stock of the Company. (Incorporated by reference to Exhibit 3(i).1 to Form 8-K of the Company dated September 25, 1995.)

          (4) Articles Supplementary of the Company relating the Series B Preferred Stock of the Company. (Incorporated by reference to Exhibit 3(i).1 to Form 8-K of the Company dated May 6, 1996.)

          (5) By-laws of Company. (Incorporated by reference to Exhibit 3(ii) to Form 8-B of the Company dated June 8, 1995.)


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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Bay Apartment Communities, Inc.



                                       By: /s/ Gilbert M. Meyer
                                           ------------------------------
                                           Gilbert M. Meyer
                                           Chairman of the Board and President

June 18, 1997